UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2020
CC Holdings GS V LLC
(Exact name of registrant as specified in its charter)

Delaware	333-187970	20-4300339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600, Houston, Texas 77057-2261
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 — RESULTS OF OPERATIONS AND FINANCIAL CONDITION
Expected Impact of the Restatement of Previously Issued Financial Statements
As discussed below in Item 4.02, CC Holdings GS V LLC ("CCL") is restating its financial statements for the years ended December 31, 2018 and 2017, and unaudited financial information for the quarterly and year-to-date periods in the year ended December 31, 2018 and for the first three quarters in the year ended December 31, 2019. CCL expects that the restatement of its previously issued consolidated financial statements will increase its reported net income by approximately $43 million for the year ended December 31, 2018 and by approximately $38 million for the year ended December 31, 2017. CCL expects that the cumulative impact of the errors for all previously issued financial statements for the periods through September 30, 2019 will be an increase in net income of approximately $235 million. The expected impact of the restatement as set forth in this Current Report on Form 8-K ("Form 8-K") is preliminary and unaudited and is subject to change before CCL files its Annual Report on Form 10-K for the year ended December 31, 2019 ("CCL 2019 10-K"). Unless this Form 8-K indicates otherwise or the context requires, the terms "the Company," "we," "our," or "us" as used herein refer to CCL and its subsidiaries.
The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 4.02 — NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
(a)
Correction of Errors in Previously Issued Financial Statements
In connection with the filing of its Annual Report on Form 10-K, Crown Castle International Corp. ("CCIC") corrected certain historical errors related to the timing of revenue recognition for its tower installation services. Specifically, CCIC determined that its historical practice of recognizing the full transaction price as service revenues upon completion of an installation was not acceptable under generally accepted accounting principles in the U.S. ("GAAP"). Instead, a portion of the transaction price for CCIC's tower installation services, specifically the amounts associated with permanent improvements recorded as fixed assets, represents a lease component for GAAP purposes and should be recognized by CCIC as site rental revenues on a ratable basis over the associated estimated lease term.
CCIC, through its wholly owned subsidiary, offers certain installation and other construction-related services to tenants on the towers owned by CCIC's subsidiaries (including to tenants on our towers). That business is separate from our operations, and we (1) are not parties to such transactions and (2) do not receive any cash associated with such transactions. However, when CCIC is engaged by, and performs an installation or other activity for, a tenant that is locating or located on our towers, and such transaction results in (1) enhancing our tower in connection with a new tenant installing equipment on the tower for the first time or as part of subsequent equipment augmentations or (2) modifying the structure of a tower to accommodate the additional tenant, we record any permanent improvement that is made on our tower site as a fixed asset. Historically, in connection with recording such permanent improvements as fixed assets on our financial statements, we would also record a corresponding amount as a capital contribution from CCIC.
We have determined that, despite the Company not receiving any cash, an amount equal to the lease component as a result of such installation and other construction-related services should be recorded on the Company's consolidated financial statements as deferred revenue, and then amortized as revenues on a ratable basis over the length of the tenants’ associated estimated lease term.
Due to this determination, on March 24, 2020, CCL's Board of Directors, after considering the recommendation of management and after discussion with our independent registered public accounting firm, PricewaterhouseCoopers LLP, concluded that the following previously issued financial statements should no longer be relied upon: (1) CCL's audited consolidated financial statements and related disclosures for years ended December 31, 2016 through and including 2018, and (2) each of CCL's unaudited condensed consolidated financial statements and related disclosures for the quarterly and year-to-date periods during 2018 and for the first three quarters of fiscal year 2019. As a result, CCL is restating its financial statements for the years ended December 31, 2018 and 2017, and quarterly unaudited financial information for the quarterly and year-to-date periods in the year ended December 31, 2018 and first three quarters for the year ended December 31, 2019. The restatement also affects periods prior to 2017, the cumulative effect of which is reflected as an adjustment to opening "Member's equity" as of January 1, 2017. The restatement of CCL's previously issued financial statements will have no impact on the consolidated financial statements of CCIC, which were previously restated with respect to these matters and disclosed in CCIC's Annual Report on Form 10-K filed on March 10, 2020.
The restated financial statements and financial information will be included in the CCL 2019 10-K, which CCL expects to file by the time period prescribed for such filing, including any available extension if needed to finalize the consolidated financial statements and disclosures and complete the associated audit work. Specifically, CCL intends to include in the 2019 CCL 10‑K, the restated 2018 and 2017 year-end financial statements in its consolidated financial statements and include the restated quarterly financial information in the unaudited quarterly financial information note to the consolidated financial statements. CCL does not intend to file amended Quarterly Reports on Form 10-Q to reflect the restatement.
Identification of Material Weakness
CCL has determined that the restatement of its previously issued financial statements as described above indicates the existence of one or more material weaknesses in its internal control over financial reporting and that its internal control over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2019. CCL will report the material weakness(es) in the CCL 2019 10-K and intends to create a plan of remediation to address the material weakness(es).
Cautionary Language Regarding Forward Looking Statements
This Form 8-K contains forward-looking statements and information that are based on the current expectations of the management of CCL. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "may," "should," "could," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements.
The forward-looking statements included in this report are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is indicated in such forward-looking statements, and include, without limitation, the following: the timing of the filing of the CCL 2019 10-K; the financial statements to be restated and the filing in which such restated financial statements will appear; additional restatement-related information that will be reflected in the CCL 2019 10-K; CCL's intent to report one or more material weaknesses in its internal control over financial reporting; CCL's intent to create a remediation plan; and other factors described from time to time in CCL's filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC HOLDINGS GS V LLC
By:	/s/ Daniel K. Schlanger
	Name:	Daniel K. Schlanger
	Title:	Senior Vice President and Chief Financial Officer
Date: March 30, 2020